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                                                                    Exhibit 10.1

                               PURCHASE AGREEMENT

            THIS PURCHASE AGREEMENT ("Agreement") is made as of the 19th day of May, 2003 by and among Onyx Software Corporation, a Washington corporation (the "Company"), and the Investors identified on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

            A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

            B. The Investors wish to purchase from the Company, and the Company wishes to issue and sell to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 4,153,900 shares (before giving effect to the Reverse Split (as defined below)) of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

            C. The Company has agreed that, upon consummation of the purchase of the Common Stock, the Company will issue to Special Situations Fund III, L.P. ("SSF") or its designee a warrant to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $0.8125 (before giving effect to the Reverse Split)(the "Warrants").

            D. Contemporaneous with the sale of the Common Stock, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

            In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

            "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

            "Antidilution Shares" means the shares of Common Stock issuable upon the exercise of the Antidilution Warrants (as such term is defined in Section 7.6).
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            "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any securities into which the Common Stock may be reclassified.

            "Company's Knowledge" means the actual knowledge of the officers of the Company, after due inquiry.

            "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

            "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

            "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to issue and sell the Securities as contemplated hereby and to perform its obligations under the Transaction Documents.

            "Nasdaq" means The Nasdaq Stock Market, Inc., its successors and assigns.

            "Nasdaq Shareholder Approval Rule" means Nasdaq Marketplace Rule 4350(i).

            "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of business entity.

            "Purchase Price" has the meaning set forth in Section 3.

            "Reverse Split" means an amendment and restatement of the Company's Articles of Incorporation for the purpose of effecting a one-for-four reverse split of the Common Stock


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and an increase in authorized capital to 80 million shares of Common Stock and
20 million shares of preferred stock (post-Reverse Split).

            "SEC Filings" has the meaning set forth in Section 4.6.

            "Securities" means the Shares, the Warrants, the Warrant Shares, the Antidilution Warrants and the Antidilution Shares.

            "Shares" means the shares of Common Stock being purchased by the Investors hereunder. "Subsidiary" and "Subsidiaries" have the meanings set forth in Section 4.1.

            "Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement.

            "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall issue and sell to the Investors, the Shares in the respective amounts set forth opposite the Investors' names on the signature pages attached hereto at a purchase price of $0.65 per Share (the "Purchase Price"). The total purchase price payable by each Investor for the Shares that each Investor is hereby agreeing to purchase is set forth in such Investor's signature block on the signature page hereto. The aggregate purchase price payable by the Investors to the Company for all of the Shares purchased at the Closing shall be $2,700,035. Also on the Closing Date, the Company shall issue the Warrants to SSF or its designee, provided that such designee shall have executed an investment representation letter in a form reasonably acceptable to the Company.

      3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares, with instructions that such certificates are to be held for release to the Investors only upon payment of the Purchase Price to the Company. Upon receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives such funds, the certificates evidencing the Shares shall be released to the Investors and the Warrants shall be issued to SSF or its designees, as provided in Section 2 (the "Closing"). The purchase and sale of the Shares shall take place at the offices of Lowenstein Sandler PC, 1330 Avenue of the


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Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

      4. Representations and Warranties of the Company. Except as set forth the Company Disclosure Letter delivered to the Investors herewith (which letter shall indicate the particular section of this Agreement to which the disclosures therein relate), the Company hereby represents and warrants to the Investors as follows in this Article IV.

            4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing under the laws of the state of Washington, and has paid all excise taxes required by the Washington Department of Revenue. Each of the Company's subsidiaries (each, a "Subsidiary," and, collectively, the "Subsidiaries") is listed on Exhibit 21.1 to the Company's annual report on Form 10-K for the year ended December 31, 2002 (the "2002 10-K"). Each Subsidiary is a corporation duly organized, validly existing and (with respect to jurisdictions that recognize such concept) in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and (with respect to jurisdictions that recognize such concept) is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, a Material Adverse Effect.

            4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. This Agreement constitutes, and the other Transaction Documents will, upon execution and delivery by the Company at the Closing, constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

            4.3 Capitalization. The Company has not issued any capital stock since December 31, 2002. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in full compliance with applicable laws, and were not issued in violation of any preemptive rights of third parties, or similar rights to subscribe for or purchase securities. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, were issued in full compliance with applicable law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to preemptive rights (whether statutory or contractual) with respect to the issuance of any securities by the Company. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be


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obligated to issue any equity securities of any kind and, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. The Company has not granted any Person any outstanding right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

            The Company Disclosure Schedule sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Shares and the Warrants, (ii) any adjustments in other securities resulting from the issuance of the Shares or the Warrants, (iii) the Reverse Split and (iv) the exercise or conversion of all outstanding securities. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

            The Company does not have outstanding shareholder purchase rights or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

            4.4 Valid Issuance. The Shares have been duly and validly authorized and, upon issuance pursuant to the terms hereof, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants in accordance with their terms, including payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.

            4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Assuming the truth and accuracy of the Investors' representations and warranties hereunder, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and the Warrants at Closing, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Antidilution Warrants, (iv) the issuance of the Antidilution Shares upon due exercise of the Antidilution Warrants and (v) the other transactions contemplated by the Transaction Documents from the provisions of any anti-takeover, business combination or control share law or statute binding on


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the Company or to which the Company or any of its assets and properties may be subject or any similar antitakeover provision of the Company's Articles of Incorporation, bylaws or any shareholder rights agreement that is or could become applicable to the Investors solely as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

            4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors (including via EDGAR) copies of the 2002 10-K, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2002 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

            4.7 Use of Proceeds. The proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

            4.8 No Material Adverse Change. Since December 31, 2002, except as described in SEC Filings filed on or prior to the date hereof and except for the Reverse Split and for the transactions contemplated by the Transaction Documents, there has not been:

                  (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2002 10-K, except for changes in the ordinary course of business which have not and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

                  (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                  (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                  (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                  (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);


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                  (vi) any change or amendment to the Company's Articles of
Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                  (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

                  (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

                  (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

                  (x) the loss or threatened loss of any customer which has had, or would reasonably be expected to have a Material Adverse Effect; or

                  (xi) any other event or condition of any character that has had, or would reasonably be expected to have, a Material Adverse Effect.

            4.9 SEC Filings; S-3 Eligibility.

                  (a) At the time of filing thereof, each of the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company is eligible to use Form S-3 to register the resale of the Registrable Securities (as such term is defined in the Registration Rights Agreement) by the Investors as contemplated by the Registration Rights Agreement.

            4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under the Company's Articles of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been made available, including via EDGAR, to the Investors before the date hereof), or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (except for such breaches, violations, or defaults that would not have a Material Adverse Effect) (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.


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            4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all material tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which would not have a Material Adverse Effect. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, except as would not have a Material Adverse Effect. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

            4.12 Title to Properties. Except as set forth in SEC Filings filed prior to the date hereof, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

            4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

            4.14 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

            4.15 Intellectual Property.

                  (a) No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct without Material Adverse Effect of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. Neither the Company nor any of its Subsidiaries owns or has any interest in any U.S. or foreign patent or patent application.

                  (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct without


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Material Adverse Effect of the Company's and each of its Subsidiaries'
respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

            (c) The Company and its Subsidiaries own or, to the Company's Knowledge, have the valid right to use all of the Intellectual Property that is necessary for the conduct without Material Adverse Effect of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. To the Company's Knowledge, the Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries, where the failure to have such right would have a Material Adverse Effect.

            (d) To the Company's Knowledge, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, where such Infringement would have a Material Adverse Effect; and the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party where such Infringement, if permitted to continue, would, individually or in the aggregate with all other Infringements, have or reasonably be expected to have a Material Adverse Effect. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same where such litigation or order would have a Material Adverse Effect.

            (e) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its

Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                  (f) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information where the failure to do so would have a Material Adverse Effect. Each employee, consultant and contractor (other than attorneys bound by ethical duties with respect to the protection of client information) who has had access to Confidential Information which is necessary for the conduct without Material Adverse Effect of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information. Except under such confidentiality obligations, there has been no disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party, except for such disclosures as have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, .

            4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

            4.17 Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

            4.18 Financial Statements. The financial statements included in each of the SEC Filings present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.


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
            4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

            4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

            4.21 Brokers and Finders. Except for the issuance of the Warrant as provided herein, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

            4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

            4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the offer and sale of the Securities to the Investors hereby under the 1933 Act.

            4.24 Private Placement. Assuming that the representations and warranties of each Investor and of each other purchaser of the Company's Common Stock on the Closing Date pursuant to that certain Purchase Agreement of even date herewith, by and among the Company and certain other investors affiliated with the Company (the "Purchase Agreement"), are true as of the date hereof and as of the Closing Date, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

            4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

            4.26 Transactions with Affiliates. Except as set forth in SEC Filings filed prior to the date hereof, and except for the transactions contemplated by the Purchase Agreement, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act.

            4.27 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Transaction Documents (including the Company Disclosure Letter) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

            5.1 Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to fulfill its obligations under this Agreement and the other Transaction Documents.

            5.2 Authorization. The Investor has full power and authority and has taken all requisite action on the part of the Investor, its officers, directors and partners or members necessary for (i) the authorization, execution and delivery of the Transaction Documents to which such Investor is a party and (ii) authorization of the performance of all obligations of the Investor hereunder or thereunder. This Agreement constitutes, and the other Transaction Documents to which such Investor is a party will, upon execution and delivery, constitute the valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

            5.3 Purchase Entirely for Own Account. The Securities to be purchased by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

            5.4 Investment Experience. The Investor can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

            5.5 Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges that the SEC Filings have been made available to it. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

            5.6 Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

            5.7 Legends. It is understood that, except as provided below, certificates evidencing such Securities may bear the following or any similar legend:

                  (a) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities, (b) such transaction complies with Rule 144, (c) this corporation receives an opinion of legal counsel for the holder of these securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (d) this corporation otherwise satisfies itself that such transaction is exempt from registration.

                  (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

            Upon the earlier of (i) registration of the Shares, any Warrant Shares and any Antidilution Shares (collectively, the "Underlying Shares") for sale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available with respect to the Warrants, the Antidilution Warrants issued pursuant to this Agreement or the Underlying Shares, as applicable, the Company shall, upon an Investor's written request (which in the case of clause (i) shall be accompanied by a written certification by the Investor that (A) the Investor has a present intention to dispose of Underlying Shares covered by such registration statement pursuant to the Plan of Distribution included in a currently available final prospectus related thereto, and (B) the Investor will comply with the prospectus delivery requirements applicable to such disposition, and which, in the case of clause (ii), shall be accompanied by such reasonable and appropriate customary representations as may be reasonably requested by the Company), promptly cause certificates evidencing such Underlying Shares, Warrants and/or Antidilution Warrants, as applicable, to be replaced with certificates which do not bear such restrictive legends, and all Underlying Shares subsequently issued in respect of such Warrants or Antidilution Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Underlying Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within five (5) Business Days of submission by that Investor of legended stock certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 1% of the aggregate purchase price of the Shares evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such five (5) Business Days that the unlegended certificates have not been so delivered.

            5.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

            5.9 No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

            5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

            5.11 Previously-Acquired Shares of Common Stock. As of the date hereof, the Investors, in the aggregate, beneficially own (within the meaning of Rule 13d-3 of the General Rules and Regulations under the 1934 Act) 3,424,042 shares of the Common Stock of the Company.

            5.12 Representation of Counsel. The Investor has had the opportunity to seek the advice of independent legal counsel with respect to the negotiation, preparation and execution of the Transaction Documents; further, the Investor understands and acknowledges that Orrick, Herrington & Sutcliffe LLP represents the Company and does not represent the Investor in the transactions contemplated by this Agreement and the other Transaction Documents.

      6. Conditions to Closing.

            6.1 Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Securities at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase a majority of the Shares (the "Required Investors"):

                  (a) The representations and warranties made by the Company in
Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities all of which shall be in full force and effect.

            (c) The Company shall have executed and delivered the Registration Rights Agreement.

            (d) The Company shall have taken all action necessary to cause the Shares and the Warrant Shares to be approved for inclusion in The Nasdaq National Market System upon official notice of issuance.

            (e) The Company shall have received verbal advice from Nasdaq to the effect that the issuance and sale of the Securities as contemplated hereby will not require shareholder approval pursuant to the requirements of the Nasdaq Shareholder Approval Rule.

            (f) The Company shall have effected the private sale of shares of Common Stock to certain investors, including certain of its directors and executive officers, pursuant to the Purchase Agreement, on the same or better (as to the Company) economic terms (including as to price) as contemplated hereby for gross proceeds of at least Three Hundred Thousand Dollars ($300,000); provided, however, that this condition will be deemed to be satisfied if the transactions contemplated by the Purchase Agreement are consummated simultaneously with the transactions contemplated hereby.

            (g) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

            (h) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e), (f) and (g) of this
Section 6.1.

            (i) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

            (j) The Investors shall have received an opinion from Orrick, Herrington & Sutcliffe LLP, the Company's counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

            (k) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

      6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

            (a) The representations and warranties made by the Investors in
Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment
Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

            (b) The Registration Rights Agreement shall have been executed and delivered by each Investor.

      6.3 Termination of Obligations to Effect Closing; Effects.

            (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                  (i) Upon the mutual written consent of the Company and the Required Investors;

                  (ii) By the Company if any of the conditions set forth in
Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                        (iii) By the Required Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Required Investors; or

                        (iv) By either the Company or the Required Investors if the Closing has not occurred on or prior to August 31, 2003.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

            (b) In the event of termination by the Company or the Required Investors of their obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

      7. Covenants and Agreements of the Company.

            7.1 Reservation of Common Stock. The Company shall at all times that the Warrants and Antidilution Warrants, if any, are outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants and Antidilution Warrants, if any, that number of shares of Common Stock equal to the number of shares necessary to permit the exercise of the Warrants and Antidilution Warrants, if any, issued pursuant to this Agreement in accordance with their respective terms.

            7.2 Amendment to Shareholder Rights Plan. In the event that the issuance of Antidilution Warrants to the Investors as contemplated by Section
7.6 below would result in one or more of the Investors becoming an "Acquiring Person" within the meaning of the Rights Agreement dated as of October 25, 1999, as amended, by and among the Company and Mellon Investor Services, LLC, as rights agent (the "Rights Agreement"), the Company shall, prior to such issuance, take all necessary action to amend the Rights Agreement to make such Investor(s) a "Grandfathered Shareholder" as defined therein, provided that such Investor(s) shall have executed a customary standstill agreement in a form reasonably acceptable to the Company.

            7.3 [Intentionally Omitted.]

            7.4 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on the Nasdaq National Market System no later than the Closing Date.

Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

            7.5 Proxy Statement; Shareholders Meeting. (a) As soon as commercially reasonable following the Closing Date, the Company shall take all action necessary to call a meeting of its shareholders (together with any adjournments or postponements thereof, the "Shareholders Meeting"), with such meeting to occur on or before July 31, 2003, for the purpose of seeking approval of the Company's shareholders (the "Shareholder Approval") for the Reverse Split (the "Reverse Split Proposal"). In connection therewith, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Shareholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the shareholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in such proxy materials. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the shareholders of the Company in connection with the Shareholders Meeting, and the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Shareholders Meeting or the subject matter thereof which has become false or misleading.

            (b) Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's shareholders (and not revoke or amend such recommendation) that the shareholders vote in favor of the Reverse Split Proposal and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the Shareholder Approval. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's shareholders, the Company is required to, and will take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene the Shareholders Meeting as provided in subsection (a) above to consider and vote upon the approval of the Reverse Split Proposal.

            7.6 Antidilution Provisions.

            (a) Subject to Section 7.6(e) and Section 7.8 below, if during the period commencing on the Closing Date and ending on the six-month anniversary of the Closing Date (the "Protection Period"), the Company issues or sells or is deemed pursuant hereto to have issued or sold any shares of its Common Stock at an Issue Price (as defined below) lower than $0.65 per share (prior to adjustment as a result of the Reverse Split) (the "Benchmark Price") (a "Dilutive Issuance"), the Company shall issue to the Investors, no later than five (5) Business Days after the Dilutive Issuance, a warrant in the form attached hereto as Exhibit A (each, an "Antidilution Warrant" and, collectively, the "Antidilution Warrants") to purchase 100,000 shares (prior to adjustment as a result of the Reverse Split) of Common Stock for every $0.01 (prior to adjustment as a result of the Reverse Split) by which the Benchmark Price exceeds the Issue Price. The Antidilution Warrants shall be allocated among the Investors on a pro rata basis in accordance with the Shares purchased by the Investors hereunder. The Antidilution Warrants will have the same terms as the Warrants, except that the initial exercise price of each Antidilution Warrant shall equal 125% of the Issue Price for the Dilutive Issuance giving rise to the issuance of such Antidilution Warrant and the Call Price (as defined in the attached Form of Antidilution Warrant) shall equal 150% of the Issue Price for the Dilutive Issuance giving rise to the issuance of such Antidilution Warrant. The provisions of this Section 7.6 shall apply to every Dilutive Issuance that occurs or is deemed (pursuant to this Section 7.6) to occur during the Protection Period.

            (b) (i) For the purposes of this Section 7.6, the term "Issue Price" shall include the amount actually paid by third parties for each share of Common Stock without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. An issuance and sale of shares of Common Stock shall be deemed to have occurred upon the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Issue Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance). In case of any such security issued within the Protection Period in a "Variable Rate Transaction" or a "Protected Transaction" (each as defined below), the Issue Price shall be deemed to be the lowest conversion or exercise price in effect at any time during the Protection Period in the case of a Variable Rate Transaction, or the lowest adjustment price in effect at any time during the Protection Period in the case of a Protected Transaction (regardless of whether shares of Common Stock are actually issued). If an adjustment is made in accordance with the preceding sentence and the relevant conversion, exercise or adjustment price is subsequently reduced at any time during the Protection Period below the price in effect at the time such adjustment was made, additional Antidilution Warrants shall be issued to reflect any such subsequent reductions. If shares are issued for a consideration other than cash, the Issue Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Required Investors.

            (ii) The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions).

            (iii) The term "Protected Transaction" shall mean a transaction in which the Company issues or sells any securities in a transaction or series of related transactions (the "New Issuance") which grants to the purchaser (the "New Purchaser") the right to receive additional securities based upon future issuances of Common Stock of the Company on terms more favorable than those granted to the New Purchaser in the New Issuance.

      (c) In the event the Company fails to deliver the Antidilution Warrants within five (5) Business Days after the date on which the Dilutive Issuance occurs or is deemed to occur (the "Delivery Date"), the Company shall be liable to the Investors for a penalty equal to 2% of the aggregate exercise price of the Antidilution Warrants to be issued in respect of such Dilutive Issuance (in each instance to such Investor pro rata in accordance with its participation in this offering) per 30-day period or pro rata for any portion thereof following the Delivery Date until the Antidilution Warrants are issued and delivered to the Investors.

      (d) In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, including the Reverse Split, the provisions of Section 7.6 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

      (e) Section 7.6(a) shall not apply to the issuance of (i) options or Common Stock issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (ii) shares of Common Stock issued upon the conversion or exercise of outstanding options, warrants and rights issued prior to the date hereof, (iii) securities issued by the Company in connection with a merger or other acquisition of another Person, (iv) securities issued pursuant to the Rights Agreement, dated October 25, 1999, by and between the Company and Mellon Investor Services, as Rights Agent, as amended from time to time or (v) securities issued pursuant to this Agreement.

      7.7 Covenants and Agreements of the Company. Subject to Section 7.8 below, for the period beginning on the Closing Date and ending on the earlier of (a) the first anniversary of the Closing Date and (b) the date that the Investors cease to beneficially own (within the meaning of Rule 13d-3 of the General Rules and Regulations under the 1934 Act), in the aggregate, at least 25% of the Shares purchased by them under this Agreement, the Investors shall have the right to participate in any Dilutive Issuance (other than an Excluded Issuance) (a "Covered Issuance") on the terms and conditions set forth in this Section
7.7. The Company shall give written notice to the Investors no later than two Business Days after the consummation of any Covered Issuance, which notice shall include a term sheet containing all material business terms of any proposed transaction or execution copies of the investment agreements relating to any consummated transaction. Each Investor shall have the right to purchase the securities which are being or have been issued in the Covered Issuance in an amount equal to its Pro Rata Share (as defined below) for the same consideration and on the same terms and conditions as the securities issued and sold or to be issued and sold pursuant to the Covered Issuance. Each Investor's rights hereunder must be exercised in writing by such Investor within five (5) Business Days following receipt of the notice from the Company. If, subsequent to the Company giving notice to an Investor hereunder but prior to the Investor exercising its right to participate (or the expiration of the five-Business Day period without response from the Investor), the terms and conditions of a proposed Covered Issuance are changed in any material respect from that disclosed in the related term sheet provided to such Investor, the Company shall be required to provide a new notice to the Investors hereunder and the Investors shall have the right, which must be exercised within five (5) Business Days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event that any Investor does not exercise its rights hereunder, or affirmatively declines to exercise its rights hereunder, then such Investor's rights pursuant to this
Section 7.7 will terminate with respect to the Covered Issuance giving rise to such rights (unless a material amendment thereto is made as provided above). An Investor's "Pro Rata Share" for purposes of this Section 7.7 is the number of shares determined by multiplying (a) the total number of shares issued by the Company in the Covered Issuance, multiplied by (b) the ratio of (i) the number of Shares purchased by such Investor hereunder, to (ii) a number of shares of Common Stock equal to the sum of (x) the total number of shares of Common Stock then outstanding plus (y) the total number of shares of Common Stock into which all then outstanding shares of preferred stock and other convertible securities of the Company are then convertible plus (z) the total number of shares of Common Stock underlying all then outstanding and presently exercisable options, warrants and other rights to purchase shares of Common Stock, in each case, without giving effect to the Covered Issuance giving rise to such calculation.

      7.8 Nasdaq Limitation. The Company shall not issue Antidilution Warrants nor shall the Investors be entitled to exercise their rights pursuant to Section
7.7 if, after giving effect thereto, (i) the Investors would own or have the right to acquire more than 19.9% of the Common Stock then outstanding after giving effect to such issuance or exercise or (ii) the Company would be deemed to have issued pursuant to this Agreement and the Purchase Agreement shares of Common Stock or rights to acquire Common Stock which, in the aggregate, represent more than 19.9% of the shares of Common Stock outstanding as of the date hereof (without giving effect to the transactions contemplated hereby and by the Purchase Agreement), unless and until the shareholders of the Company shall have approved the issuance or the exercise in accordance with the requirements of the Nasdaq Shareholder Approval Rule. If any such issuance or exercise would require shareholder approval under the Nasdaq Shareholder Approval Rule, the Company shall use its best efforts to obtain such shareholder approval as promptly as practicable and, in connection therewith, shall promptly call a special meeting of its shareholders for the purpose of obtaining such approval. Upon receipt of the required shareholder approval, the limitations set forth in this Section 7.8 shall no longer be applicable. The time periods during which the Antidilution Warrants or the purchase rights specified in Section 7.7 are exercisable shall be tolled until the conclusion of the special meeting.

      8. Survival and Indemnification.

            8.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three (3) years from the date of this Agreement; provided, however, that the provisions contained in
Section 7 hereof shall survive in accordance therewith.

            8.2 Indemnification. (a)The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

            (b) Each Investor agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, the Company and its Affiliates and their respective directors, officers, employees and agents from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

            8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the indemnifying party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the indemnifying party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

      9. Miscellaneous.

            9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part in a private transaction without the prior written consent of the Company or the other Investors to (x) an Affiliate or (y) a third party acquiring beneficial ownership (within the meaning of Rule 13d-3 of the General Rules and Regulations under the 1934 Act) of not less than (i) 100,000 shares of Common Stock or (ii) all of the shares of Common Stock then beneficially owned by such Investor, provided that (A) notice of such transfer is duly given by such Investor to the Company and the other Investors and (B) the transferee agrees in writing to be bound by the terms of this Agreement (any transferee meeting these requirements is referred to herein as a "Permitted Transferee") provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

            9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                    Onyx Software Corporation
                                    1100 112th Avenue NE
                                    Bellevue, Washington 98004-4504
                                    Attention:  Chief Legal Officer
                                    Fax:    (425) 732-2413

                           With a copy to:

                                    Orrick, Herrington & Sutcliffe LLP
                                    719 Second Avenue, Suite 900
                                    Seattle, Washington 98104
                                    Attention:  Alan C. Smith
                                    Fax:  (206) 839-4301

                           If to the Investors:

to the addresses set forth on the signature pages hereto.

            9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall reimburse the Investors for their reasonable fees and reasonable expenses incurred in connection herewith (including, but not limited to, reasonable legal fees and expenses of a single counsel and due diligence travel expenses), in an amount not to exceed $30,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements not to exceed $5,000, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

            9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.

            9.7 Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or SSF (in the case of a release or announcement by the Company), which consents shall not be unreasonably withheld, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow SSF or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

            9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

            9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

            9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

            9.11 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                ONYX SOFTWARE CORPORATION



                                            By:   /s/ BRIAN C. HENRY
                                                  ------------------------------
                                            Name:  Brian C. Henry
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer

The Investors:                              SPECIAL SITUATIONS FUND III, L.P.



                                            By: /s/ DAVID M. GREENHOUSE
                                                --------------------------------
                                            Name: David M. Greenhouse
                                            Title: General Partner

Aggregate Purchase Price:  $1,430,975
Number of Shares:  2,201,500


Address for Notice:
                                                 153 E. 53rd Street
                                                 55th Floor
                                                 New York, NY  10022
                                                 with a copy to:

                                                 Lowenstein Sandler PC
                                                 65 Livingston Avenue
                                                 Roseland, NJ  07068
                                                 Attn:  John D. Hogoboom, Esq.
                                                 Telephone:        973.597.2500
                                                 Facsimile:        973.597.2400


                                            SPECIAL SITUATIONS CAYMAN FUND, L.P.



                                            By:: /s/ DAVID M. GREENHOUSE
                                                 -------------------------------
                                            Name: David M. Greenhouse
                                            Title: General Partner

Aggregate Purchase Price:  $351,000
Number of Shares:  540,000

Address for Notice:
                                                     153 E. 53rd Street
                                                     55th Floor
                                                     New York, NY  10022
                                                   with a copy to:

                                                   Lowenstein Sandler PC
                                                   65 Livingston Avenue
                                                   Roseland, NJ  07068
                                                   Attn:  John D. Hogoboom, Esq.
                                                   Telephone: 973.597.2500
                                                   Facsimile: 973.597.2400


                                            SPECIAL SITUATIONS PRIVATE EQUITY
                                             FUND, L.P.



                                            By::_/s/ DAVID M. GREENHOUSE_______
                                            Name: David M. Greenhouse
                                            Title: General Partner

Aggregate Purchase Price:  $702,000
Number of Shares:  1,080,000

                                                 153 E. 53rd Street
                                                 55th Floor
                                                 New York, NY  10022

                                                 with a copy to:

                                                 Lowenstein Sandler PC
                                                 65 Livingston Avenue
                                                 Roseland, NJ  07068
                                                 Attn:  John D. Hogoboom, Esq.
                                                 Telephone:        973.597.2500
                                                 Facsimile:        973.597.2400


                                            SPECIAL SITUATIONS TECHNOLOGY
                                              FUND, L.P.



                                            By::_/s/ DAVID M. GREENHOUSE_______
                                            Name: David M. Greenhouse
                                            Title: General Partner

Aggregate Purchase Price:  $216,060
Number of Shares:  332,400

Address for Notice:
                                                 153 E. 53rd Street
                                                 55th Floor
                                                 New York, NY  10022

                                                 with a copy to:

                                                 Lowenstein Sandler PC
                                                 65 Livingston Avenue
                                                 Roseland, NJ  07068
                                                 Attn:  John D. Hogoboom, Esq.
                                                 Telephone:        973.597.2500
                                                 Facsimile:        973.597.2400

                                    EXHIBIT A

                          FORM OF ANTIDILUTION WARRANT

      THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED HEREIN) AND UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) SUCH TRANSACTION COMPLIES WITH RULE 144, (C) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (D) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

      SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON [FIFTH ANNIVERSARY OF THE DATE OF ISSUANCE] (the "EXPIRATION DATE").

Warrant No. __________                         Number of Shares:  ______________
Date of Issuance: ______________

                            ONYX SOFTWARE CORPORATION

                    WARRANT TO PURCHASE ___________ SHARES OF
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

      For VALUE RECEIVED, ____________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Onyx Software Corporation, a Washington corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $____ (the exercise price in effect being herein called the "Warrant Price"), ______ shares ("Warrant Shares") of the Company's Common Stock, par value $0.01 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

      Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

      Section 2. Transfers. This Warrant may not be transferred to any person or entity unless such person is a Permitted Transferee (as defined below) and one of the following is true: (A) there is an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws covering any such transaction involving this Warrant, (B) such transaction complies with Rule 144, (C) the Company receives an opinion of legal counsel for the holder of this Warrant reasonably satisfactory to the Company stating that such transaction is exempt from registration, or (D) the Company otherwise satisfies itself that such transaction is exempt from registration. For purposes of this Section 2, the term "Permitted Transferee" shall mean, with respect to the Warrantholder, (i) an Affiliate of such Warrantholder or (y) a transferee of Warrants to purchase not less than (i) 50,000 shares of Common Stock (subject to adjustment as provided in Section 8 hereof, including pursuant to the Reverse Split as such term is defined in the Purchase Agreement referred to below) or (ii) all of the shares of Common Stock then held by such Warrantholder, provided that (A) notice of such transfer is duly given by such Warrantholder to the Company and (B) the transferee agrees in writing to be bound by the terms of this Warrant. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

      Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to its expiration upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise notice attached hereto as Appendix A (the "Exercise Notice") and payment by cash, certified check or wire transfer of funds for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Notice shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Notice, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the Warrantholder's representations and warranties contained in Section 5 of the Purchase Agreement, dated as of May __, 2003, by and among the Company and the Investors named therein (including the Warrantholder)(the "Purchase Agreement") are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

      Section 3. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

      Section 4. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

      Section 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

      Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

      Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

            (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares (including pursuant to the Reverse Split contemplated by the Purchase Agreement) or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

            (b) If at any time after the date hereof there shall be any capital reorganization or reclassification of the capital stock of the Company (a "Reorganization"), consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation (a "Merger"), then, as a condition of such Reorganization or Merger, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities, cash or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such Reorganization or Merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities, cash or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such Reorganization or Merger unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or Merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the holder of the Warrant, at the last address of such holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive Reorganizations and Mergers.

            (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or
(c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Market Value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

            (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            (e) In the event that, as a result of an adjustment made pursuant to this Section 8, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

      Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising holder of this Warrant an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

      Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement dated as of May 19, 2003 by and among the Company and the Investors named therein, including the Warrantholder (the "Registration Rights Agreement")) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

      Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

      Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

      Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Mellon Investor Services, Seattle, Washington. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

      Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                           If to the Company:

                                    Onyx Software Corporation
                                    1100 112th Avenue, Suite 100
                                    Bellevue, Washington 98004-4504
                                    Attention:  Paul B. Dauber
                                    Fax:  (425) 732-2413

                           With a copy to:

                                    Orrick, Herrington & Sutcliffe LLP
                                    719 Second Avenue, Suite 900
                                    Seattle, Washington 98104
                                    Attention:  Alan C. Smith
                                    Fax:  (206) 839-4301

      Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent holder hereof may be entitled to such rights.

      Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

      Section 17. Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 18. Cashless Exercise.

            Net Issue Election. With and only with the consent of the Company in its sole discretion, the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Appendix B duly executed, at the office of the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                          A

where

            X = the number of shares of Common Stock which the Warrantholder has then requested be issued to the Warrantholder;

            Y = the total number of shares of Common Stock covered by this Warrant which the Warrantholder has surrendered at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares to be canceled as payment therefor);

            A = the "Fair Market Value" of one share of Common Stock as at the time the net issue election is made; and

            B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

      Section 19. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $____ (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof)(the "Call Price") for ten (10) consecutive trading days and all of the shares of Common Stock issuable hereunder either (i) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which is available for sales of such shares of Common Stock during the Notice Period (as defined below) or (ii) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement), the Company, upon ten (10) days prior written notice (the "Notice Period") given to the Warrantholder immediately following such ten (10) trading day period, may demand that the Warrantholder exercise its rights hereunder, and the Warrantholder must exercise its rights prior to the expiration of the Notice Period or if such exercise is not made or if only a partial exercise is made, any and all rights to further exercise rights hereunder shall cease upon the expiration of the Notice Period.

      Section 20. No Rights as Shareholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a shareholder of the Company by virtue of its ownership of this Warrant.

      Section 21. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement, including a warrant to purchase an aggregate of 25,000 shares of Common Stock issued at Closing (as defined in the Purchase Agreement) and any warrants issued as Antidilution Warrants (as defined in the Purchase Agreement) (all such warrants, collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and
(y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

      Section 22. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ______ day of ___________, 200_.

                                            ONYX SOFTWARE CORPORATION

                                            By:___________________________
                                            Name:
                                            Title:

                                   APPENDIX A
                            ONYX SOFTWARE CORPORATION
                             WARRANT EXERCISE NOTICE

To: Onyx Software Corporation:

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                           -------------------------------
                           Name

                           --------------------------------
                           Address

                           --------------------------------

                           --------------------------------
                           Federal Tax ID or Social Security No.

and delivered by   (certified mail to the above address, or
                   (electronically (provide DWAC Instructions:___________________), or
                   (other (specify): __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note:  The signature must correspond with
            Signature:______________________________
the name of the registered holder as written
on the first page of the Warrant in every         ______________________________
particular, without alteration or enlargement     Name (please print)
or any change whatever, unless the Warrant
has been assigned.                                ______________________________

                                                  ______________________________
                                                  Address


                                                  ______________________________
                                                  Federal Identification or
                                                  Social Security No.

                                                  Assignee:
                                                  ______________________________

                                                  ______________________________

                                   APPENDIX B

                            Net Issue Election Notice

To: Onyx Software Corporation

Date:_________________________


      The undersigned hereby elects under Section 18 of this Warrant to surrender the right to purchase ____________ shares of Common Stock pursuant to this Warrant and hereby requests the issuance of _____________ shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

         -----------------------------------------
         Signature

         -----------------------------------------
         Name for Registration

         -----------------------------------------
         Mailing Address

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT


[Filed as Exhibit 10.3 to the registrant's current report on Form 8-K filed on May 19, 2003]

                                    EXHIBIT C

                  FORM OF OPINION OF COUNSEL TO THE COMPANY

      (a) The Company is a corporation duly incorporated, validly existing under the laws of the state of Washington and has paid all excise taxes required by the Washington Department of Revenue.

      (b) Each of the Purchase Agreement, the Registration Rights Agreement and the Warrant has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (c) The Shares have been duly authorized, and when issued to and paid for by the Investors in compliance with the provisions of the Purchase Agreement and the Resolutions, the Shares will be validly issued, fully paid and nonassessable and the Warrant will be validly issued. The issuance of the Warrant Shares upon exercise of the Warrant in accordance with its terms has been duly authorized and, when issued to and paid for by the Investors in compliance with the provisions of the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable.

      (d) When issued in accordance with the terms of the Purchase Agreement, the Antidilution Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Antidilution Shares have been duly authorized, and, when issued to and paid for by the Investors in compliance with the provisions of the Antidilution Warrants, the Antidilution Shares will be validly issued, fully paid and nonassessable.

      (e) The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Securities, have been duly authorized by all necessary corporate action of the Company.

      (f) The offer and sale of the Securities by the Company to the Investors as contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended.

      (g) The execution, delivery and performance of the Agreements does not, and the issuance of the Securities as contemplated by the Purchase Agreement will not, (i) conflict with or violate the Company's Articles of Incorporation or its Bylaws, (ii) constitute a breach of or

EXHIBIT C

FORM OF OPINION OF COUNSEL TO THE COMPANY
Page 2


constitute a default under any Material Contract, (iii) conflict with or violate any judgment, order or decree of any court or governmental authority of which we have knowledge applicable to the Company or any of its properties, or (iv) result in a material violation of, or conflict with, any federal or Washington statute, rule or regulation that we have examined for purposes of rendering this opinion.

      (h) No consent, permit, authorization, approval of or notice to any governmental authority or, to our knowledge, any third party to any Material Contract, is required in connection with the execution and delivery of the Agreements, the issuance and sale of the Securities as contemplated by the Purchase Agreement or the consummation of the other transactions contemplated by the Agreements under (i) any Material Contract, (ii) any judgment, order or decree of any court or governmental authority of which we have knowledge applicable to the Company or any of its properties, or (iii) any federal or Washington statute, rule or regulation that we have examined for purposes of rendering this opinion, other than (x) consents that have already been obtained,
(y) such approval by the Company's shareholders of the issuance of the Securities contemplated under Rule 4350(i) of the National Association of Securities Dealers, Inc. qualification requirements as may be required and (z) those under applicable federal securities laws that will be made after Closing.